Exhibit 99.01

For Immediate Release

November 5, 2007

Harbor Acquisition Corporation Announces

New Record Date and Tentative Meeting Date for its

Special Meeting of Stockholders to Approve Acquisition of Elmet Technologies, Inc.

BOSTON, MA, November 5, 2007 - Harbor Acquisition Corporation (Amex: HAC; HAC.U; HAC.WS; “Harbor”) announced today that its board of directors has re-set the record date to determine Harbor’s stockholders who will be entitled to receive notice of and to vote at a special meeting of Harbor’s stockholders to November 9, 2007 (the “Record Date”).  Previously, the record date to determine stockholders entitled to receive notice of and vote at the special meeting was November 12, 2007.   Harbor also announced the tentative date for its Special Meeting of Stockholders has been set for November 30, 2007.

At the special meeting, stockholders will be asked to consider and vote on four proposals, including (i) approval of Harbor’s acquisition of Elmet Technologies, Inc., (ii) approval of an amendment to Harbor’s certificate of incorporation to change the name of Harbor from “Harbor Acquisition Corporation” to “Elmet Technologies Corporation” and to remove those provisions that will no longer be operative upon consummation of the acquisition, (iii) approval of Harbor’s 2006 Incentive Compensation Plan (an equity-based incentive plan), and (iv) if necessary, to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies.

About Elmet Technologies, Inc.

Originally founded in 1929, Elmet became an independent company in early 2004 when its current CEO Jack Jensen led the management buyout of Elmet from its former parent, Philips Electronics North America Corporation. Under Jensen and his management team, Elmet has enjoyed growth by providing innovative refractory metal solutions to OEMs serving such industries as data storage, semiconductor, medical, electronics and lighting.  Elmet now employs approximately 240 personnel, including highly-skilled sales, design, engineering, and production professionals at its Lewiston, Maine headquarters. Elmet’s products are typically custom-engineered components used in products such as medical imaging devices, silicon wafer chip manufacturing equipment, and specialty commercial and residential lighting applications.

About Harbor Acquisition Corporation

Based in Boston, Harbor is a publicly traded, special purpose acquisition corporation (“SPAC”) formed to acquire a company in the industrial or consumer products sectors. The contemplated transaction is subject to shareholder approval, along with certain regulatory approvals including the filing of a proxy statement with the Securities and Exchange Commission. Upon completion of the transaction, Harbor intends to change its corporate name to Elmet Technologies Corporation.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Harbor and does not constitute an offer of any securities of Harbor for sale.  Any solicitation of proxies will be made only by the definitive proxy statement of Harbor that will be mailed to all stockholders.  In connection with the proposed acquisition, Harbor has filed a preliminary proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN COMPLETED, WHICH HARBOR INTENDS TO MAIL TO ALL ITS STOCKHOLDERS OF RECORD ON OR AFTER THE RECORD DATE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Harbor at the Securities and Exchange Commission’s web site at http://www.sec.gov.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Harbor and Elmet that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, delays associated with regulatory requirements may require a new date to determine stockholders of record who are entitled to receive notice of and vote at the special meeting; delays may require Harbor to obtain an extension from Elmet and its stockholders to the date by which Harbor must mail its proxy materials to its stockholders, which Elmet and its stockholders may be unwilling to provide; the failure of Harbor’s stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of Harbor’s stockholders voting against the acquisition and electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Elmet is engaged; the continued ability of Elmet to successfully execute its business plan; as well as other relevant risks detailed in Harbor’s filings with the Securities and Exchange Commission.

Contact:

Robert Hanks

Chief Executive Officer

Harbor Acquisition Corporation

617.624.8411

or

Devlin Lander

Integrated Corporate Relations

415.292.6855

Source:  Harbor Acquisition Corporation